CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Fixed Income Trust

We consent to the use of our report dated January 14, 2005 for Vestaur Securities Fund, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                                /s/ KPMG LLP

Boston, Massachusetts

May 23, 2005